UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a -12
PROTECTIVE INSURANCE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Protective Insurance Corporation
111 Congressional Boulevard
Carmel, Indiana 46032

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 5, 2020

The following Notice of Change of Location relates to the proxy statement (the "Proxy Statement") of Protective Insurance Corporation (the "Company"), dated April 6, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders (the "2020 Annual Meeting") to be held on Tuesday, May 5, 2020. This Supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 20, 2020.

Except as supplemented by the information contained in this Supplement, all of the information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2020

To the Shareholders of Protective Insurance Corporation:

Due to the emerging public health impact of the coronavirus situation (COVID-19) and out of an abundance of caution to support the health and well-being of our employees and shareholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the "2020 Annual Meeting") of Protective Insurance Corporation (the "Company") has been changed. As previously announced, the 2020 Annual Meeting will be held on Tuesday, May 5, 2020 at 10:00 a.m., Eastern Time. In light of public health concerns, the 2020 Annual Meeting will now be held in a virtual meeting format only, via live webcast. You will not be able to physically attend the 2020 Annual Meeting.

As described in the proxy materials for the 2020 Annual Meeting previously distributed, you are entitled to participate in the 2020 Annual Meeting if you were a holder of the Company’s Class A common stock as of the close of business on March 16, 2020, the record date, or hold a legal proxy for the 2020 Annual Meeting provided by your bank, broker, or other holder of record. To be admitted to the 2020 Annual Meeting at http://www.virtualshareholdermeeting.com/PTVCA2020 (the "2020 Annual Meeting Website"), you must enter the control number found on your proxy card or voting instruction form you previously received.  The 2020 Annual Meeting will begin promptly at 10:00 a.m., Eastern Time.  Online access to the audio webcast will open 15 minutes prior to the start of the 2020 Annual Meeting to allow time to log-in and test your device’s audio system.  We encourage you to access the meeting in advance of the designated start time.  If you encounter any technical difficulties, please follow the instructions for requesting technical assistance on the 2020 Annual Meeting Website.

You may vote and submit questions during the 2020 Annual Meeting by following the instructions available on the 2020 Annual Meeting Website during the 2020 Annual Meeting.  A list of shareholders entitled to vote at the 2020 Annual Meeting will be available on the 2020 Annual Meeting Website throughout the entire 2020 Annual Meeting.

Whether or not you plan to attend the 2020 Annual Meeting, we urge you to vote and submit your proxy in advance of the 2020 Annual Meeting by one of the methods described on your proxy card for the 2020 Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the 2020 Annual Meeting.

By Order of the Board of Directors,

/s/ Sally Wignall
Sally Wignall
Senior Vice President, General Counsel and Secretary

April 20, 2020

The Annual Meeting on May 5, 2020 at 10:00 a.m. Eastern Time may be attended virtually at www.virtualshareholdermeeting.com/PTVCA2020. The proxy statement is available on the virtual meeting site when you log-in or on our Investor Relations website at http://ir.protectiveinsurance.com. Additionally, you may access our proxy materials at https://www.sec.gov.

PROTECTIVE INSURANCE CORPORATION ANNOUNCES VIRTUAL MEETING FORMAT FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

Carmel, IN – April 20, 2020

Protective Insurance Corporation (PTVCA/B) will move its 2020 annual meeting of shareholders from an in-person meeting to a virtual-only format. The change is in response to the public health concerns resulting from the COVID-19 pandemic and the related protocols implemented by federal, state, and local governments, as well as Protective’s concern for the safety and wellbeing of our participants.

Virtual meeting date and time: Tuesday, May 5, 2020 | 10 a.m. ET

Virtual meeting link: www.virtualshareholdermeeting.com/PTVCA2020

Link to vote shares in advance of the virtual meeting: www.proxyvote.com

While shareholders will not attend the 2020 annual meeting in person, the virtual meeting will provide shareholders the ability to participate, vote their shares and ask questions during the audio webcast. Shareholders of record of the Company’s Class A common stock at the close of business on March 16, 2020 who wish to participate can visit www.virtualshareholdermeeting.com/PTVCA2020 and enter the 16-digit voting control number found on their proxy card.

An audio replay of the meeting will be available on the Company’s investor relations website.

Whether or not shareholders plan to attend the virtual annual meeting, Protective Insurance Corporation urges shareholders to select one of the methods described in the proxy materials to vote and submit their proxies in advance of the meeting.

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About the Company
Founded in 1930, Protective Insurance Corporation serves as the publicly-traded holding company for several property-casualty insurance subsidiaries including Protective Insurance Company, Sagamore Insurance Company and Protective Specialty Insurance Company. Through its subsidiaries, the Corporation provides liability and workers’ compensation coverage for trucking and public transportation fleets, along with trucking industry independent contractors. Protective Insurance Corporation is based in Carmel, Indiana. For more information, visit www.protectiveinsurancecorporation.com.

Investor Contact:  John Barnett
(317) 429-2554
investors@protectiveinsurance.com